UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.     )

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PC CONNECTION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PC CONNECTION, INC.

730 Milford Road

Merrimack, New Hampshire 03054

(603) 683-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2015

The 2015 Annual Meeting of Stockholders of PC Connection, Inc., a Delaware corporation, which we refer to as the Company, will be held at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 off the Everett Turnpike), Nashua, New Hampshire 03063 on Wednesday, May 20, 2015 at 10:00 a.m., Eastern time, to consider and act upon the following matters:

1.	To elect six directors to serve until the 2016 Annual Meeting of Stockholders;

2.	To approve an amendment to the Company’s Amended and Restated 1997 Employee Stock Purchase Plan, as amended, to, among others things, increase the number of shares of common stock that may be issued thereunder from 1,037,500 to 1,137,500 shares, representing an increase of 100,000 shares;

3.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 23, 2015 are entitled to notice of and to vote at the meeting or any adjournments thereof. Our stock transfer books will remain open. All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Patricia Gallup

Chairman of the Board

Merrimack, New Hampshire

April 9, 2015

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

PC CONNECTION, INC.

730 Milford Road

Merrimack, New Hampshire 03054

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies by PC Connection, Inc., a Delaware corporation, which we refer to as the Company, (or “we,” “us,” or “our”) by our Board of Directors, for our 2015 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, May 20, 2015 at 10:00 a.m., Eastern time, at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 off the Everett Turnpike), Nashua, New Hampshire 03063 or any adjournment or adjournments of the Annual Meeting. You may obtain directions to the location of the meeting by contacting Investor Relations at 603-683-2505. All proxies will be voted in accordance with the stockholders’ instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to our secretary or by voting in person at the Annual Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed proxy, our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission, or the SEC, and our Annual Report to Stockholders for the year ended December 31, 2014 are being mailed to stockholders on or about April 20, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 20, 2015:

This proxy statement, form of proxy, and our 2014 Annual Report to Stockholders for the year ended December 31, 2014 are available at http://ir.pcconnection.com/annuals.cfm.

Voting Securities and Votes Required

On March 23, 2015, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 26,350,582 shares of our common stock, $.01 par value per share, or the Common Stock. Stockholders are entitled to one vote per share of Common Stock. Our stock record books will remain open for inspection by stockholders of record for ten days prior to the Annual Meeting at our offices at the above address and at the time and place of the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be necessary to constitute a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be considered as present for purposes of determining whether a quorum is present.

If a quorum is present at the annual meeting, the vote required to adopt each of the scheduled proposals will be as follows:

Election of Directors. Under the Company’s by-laws, any election by stockholders shall be determined by a plurality of the votes cast on the election.

Other Matters. Under the Company’s by-laws, the affirmative vote of the holders of a majority of the votes cast will be required for: approval of the amendment to the Company’s Amended and Restated 1997 Employee

Stock Purchase Plan, as amended (Proposal 2); and approval of the ratification of the selection of the independent registered public accounting firm (Proposal 3). Shares which abstain and broker non-votes will not be counted as votes in favor of, or with respect to, these proposals and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of these proposals.

Persons who hold shares on the record date through a broker, bank, or other nominee are considered beneficial owners. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, brokers holding shares in “street name” for their beneficial owners are prohibited from voting on behalf of the clients in uncontested director elections and certain other non-routine matters unless the brokers have received specific voting instructions from those clients. Accordingly, a broker cannot vote shares held on behalf of a beneficial owner on Proposals 1 and 2 regarding the election of directors and the amendment to our stock plan, respectively, unless such broker has received specific voting instructions from the beneficial owner. However, a broker will have discretion to vote shares held on behalf of a beneficial owner on Proposal 3, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015, even if such broker has not received specific voting instructions from the beneficial owner. Shares that abstain from voting in a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Abstentions and “broker non-votes” will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise provided below, the following table sets forth, as of March 13, 2015, the beneficial ownership of our Common Stock by: (i) persons known by us to own more than 5% of our outstanding shares; (ii) each of our directors; (iii) each of our named executive officers in the Summary Compensation Table under the heading “Executive Compensation” below; and (iv) all our directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Except as otherwise set forth below, the street address of each beneficial owner is c/o PC Connection, Inc., 730 Milford Road, Merrimack, New Hampshire 03054.

Name	Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock Outstanding(2)
Patricia Gallup	7,837,904	(3)	29.7%
David Hall	7,405,646	(4)	28.1
Royce & Associates LLC	2,655,875	(5)	10.1
Dimensional Fund Advisors, Inc.	2,210,327	(6)	8.4
Timothy McGrath	400,469	(7)	1.5
David Beffa-Negrini	163,001		*
Joseph Baute	22,500		*
Donald Weatherson	10,000		*
Barbara Duckett	8,000		*
Joseph Driscoll	3,372		*
All directors and executive officers as a group (8 individuals)	15,850,892	(8)	59.7

*	Less than 1% of the total number of our outstanding shares of Common Stock on March 13, 2015.

(1)	The number of shares beneficially owned by each director or executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power, and also any shares which the individual has the right to acquire as of March 13, 2015, or will have the right to acquire within 60 days thereof through the exercise of any stock option or other right.

(2)	The number of shares of Common Stock deemed outstanding for purposes of determining such percentages includes 26,350,582 shares outstanding as of March 13, 2015, and any shares subject to issuance upon exercise of options or other rights held by the person in question that were exercisable on or within 60 days after March 13, 2015.

(3)	Includes 7,119,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust and 15,000 shares held by Ms. Gallup’s spouse, as to which Ms. Gallup disclaims beneficial ownership. Ms. Gallup has the sole power to vote or direct the vote as to 703,810 shares and dispose or direct the disposition of 7,822,904 shares. Ms. Gallup has shared voting power as to 14,238,188 shares.

(4)	Includes 7,119,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust. Mr. Hall has the sole power to vote or direct the vote as to 286,552 shares and dispose or direct the disposition of 7,405,646 shares. Mr. Hall has shared voting power as to 14,238,188 shares.

(5)

The information presented herein is as reported in, and based solely upon, a Schedule 13G filed with the SEC on January 5, 2015, by Royce & Associates LLC, which we refer to as Royce, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. In its role as investment advisor or manager, Royce possesses sole power to vote or direct the vote of 2,655,875 shares of our Common Stock and sole power to dispose or direct the disposition of 2,655,875 shares of our Common Stock, and may be deemed to be the beneficial owner of 2,655,875 shares of our Common Stock. Royce’s business address is 745 Fifth Avenue, New York, NY 10151.

(6)	The information presented herein is as reported in, and based solely upon, a Schedule 13G/A (Amendment No. 11) filed with the SEC on February 5, 2015, by Dimensional Fund Advisors LP, which we refer to as Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, which we refer to, together with the investment companies, as the Funds. All shares of our Common Stock listed as owned by Dimensional are owned by the Funds. In its role as investment advisor or manager, Dimensional possesses shared power to vote or direct the vote of 2,159,588 shares of our Common Stock that is owned by the Funds and shared power to dispose or direct the disposition of 2,210,327 shares of our Common Stock that is owned by the Funds, and may be deemed to be the beneficial owner of 2,210,327 shares of our Common Stock held by the Funds. Dimensional disclaims beneficial ownership of such shares of Common Stock. Dimensional’s business address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(7)	Includes 190,000 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. McGrath has the right to acquire within 60 days after March 13, 2015.

(8)	Includes an aggregate of 190,000 shares of Common Stock issuable to the directors and executive officers upon exercise of outstanding stock options which they have the right to acquire within 60 days after March 13, 2015.

PROPOSAL ONE

ELECTION OF DIRECTORS

Directors are to be elected at the Annual Meeting. Our Board of Directors is currently fixed at six members. Our Bylaws provide that our directors will be elected at each annual meeting of our stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

The persons named in the enclosed proxy (Patricia Gallup and David Hall) will vote to elect the six nominees named below as our directors unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee is presently serving as a director, and each nominee has consented to being named in this Proxy Statement and to serve, if elected. If for any reason any nominee should be unable to serve, the person acting under the proxy may vote the proxy for the election of a substitute nominee designated by our Board of Directors. It is not presently expected that any of the nominees will be unavailable to serve, if elected.

Our Board of Directors recommends a vote “FOR” the election of the nominees described below.

Set forth below are the name, age, and length of service as a director for each nominee of our Board of Directors and the positions and offices held by him or her, his or her principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which he or she serves as a director or served as a director during the past five years. Information with respect to the number of shares of Common Stock beneficially owned by each director or nominee, directly or indirectly, as of March 13, 2015, appears under “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election to our Board of Directors

Patricia Gallup, age 61, is our Chairman and Chief Administrative Officer. Ms. Gallup served as Chief Executive Officer from September 2002 until August 2012 and from 1990 to 2001. Ms. Gallup is a co-founder of our Company, and has served on our Board of Directors since its inception and as an executive officer since 1982.

David Hall, age 65, is a co-founder and has served on our Board of Directors since its inception. Mr. Hall served as Vice Chairman of our Board of Directors from March 1998 to December 2004. Mr. Hall was an executive officer from 1982 to 1997, and since then has served as an analyst for our Company.

Joseph Baute, age 87, has served on our Board of Directors since June 2001 and has served as Vice Chairman since August 2012. From 1979 to 1993, Mr. Baute served as Chairman and Chief Executive Officer of Markem Corporation, an industrial marking and coding solutions provider. Since 1993, Mr. Baute has worked as an independent consultant. Mr. Baute has served on the board of directors of several public and private companies, including the Federal Reserve in Boston, State Street Bank, and Houghton-Mifflin Company, as well as several non-profit organizations.

David Beffa-Negrini, age 61, has served on our Board of Directors since September 1994. Mr. Beffa-Negrini served as our Senior Vice President, Corporate Marketing and Creative Services from February 2007 until his retirement effective December 31, 2008. Mr. Beffa-Negrini served as Co-President of our former Merrimack Services subsidiary from September 2005 to February 2007, and as our Vice President of Corporate Communications from June 2000 to February 2007. Mr. Beffa-Negrini served in a variety of senior management capacities in the areas of merchandising, marketing, and communications during his 25 years of employment by the Company.

Barbara Duckett, age 70, has served on our Board of Directors since June 2009. From 2000 to 2013, Ms. Duckett served as the President, Chief Executive Officer, and as a member of the board of directors of Home Healthcare, Hospice and Community Services. Since April 2011, Ms. Duckett has served as a member of the board of directors of Monadnock Community Hospital. She also has served as a director or officer of several other non-profit and privately-held healthcare organizations, at the local, state, and national level.

Donald Weatherson, age 77, has served on our Board of Directors since June 2005. Mr. Weatherson served on the board of directors of our GovConnection subsidiary from May 2003 to June 2005. Since August 2002, Mr. Weatherson has pursued personal and community interests and served on an interim basis as Chief Executive Officer of GovConnection from November 2003 to May 2004. From June 2000 to July 2002, Mr. Weatherson served as Vice President of North American Operations and Strategy for Compaq Computer Corporation. From April 1994 to June 2000, Mr. Weatherson served as Vice President of Compaq’s Government and Education business. Prior to joining Compaq, Mr. Weatherson was Chief Executive Officer of the Navy Exchange System, a retail services company operated by the U.S. Navy. He retired from the Navy as a Rear Admiral in 1993.

We believe that each of our directors is qualified to serve as a director of the Company as a result of his or her level of business experience described in the individual biographies above. Each director has served in a broad range of senior management roles, and some have served on other boards of directors. The Board concluded that the depth of experience and the combination of the different backgrounds of each of our directors facilitate the Company’s goal of having a diversity of viewpoints and backgrounds on the Board, and gives the Company a broad range of experience on which to draw. Accordingly, the Board concluded that each of these individuals should serve as a director of the Company, in light of its business and structure, at the time of filing this proxy. In particular:

•

Ms. Gallup is a co-founder of the Company and has served as an executive, director, or corporate officer of the Company for over 30 years and, as a result, has in-depth knowledge of the information technology (IT) industry and our business. She also has experience serving as a board member of other companies, both public and private.

•

Mr. Hall is a co-founder of the Company and has served as an executive, director, or corporate officer of the Company for over 30 years and, as a result, has in-depth knowledge of the IT industry and our business.

•

Mr. Baute has substantial experience as Chief Executive Officer of an industrial solutions provider. Combined with his board-level experience with several public and private companies, as well as the Federal Reserve, Mr. Baute brings to the Board a broad range of business, financial, and accounting knowledge and experience.

•

Mr. Beffa-Negrini has served the Company in a variety of leadership roles and senior management positions, and has more than 25 years of experience in the IT industry. These qualifications provide the Board with both insights into the organizational development of the Company, along with a broad knowledge base of the industry.

•

Ms. Duckett has significant executive management and board-level experience with numerous organizations in the healthcare industry. Accordingly, Ms. Duckett brings to the Board strong business knowledge as well as insight into the growing healthcare industry, which is a sector the Company serves.

•

Mr. Weatherson has substantial business and financial knowledge and experience in the government arena, which is particularly useful to the Board in serving our Public Sector customer segment. Additionally, he has had executive experience with one of our major suppliers, giving him additional knowledge of the industry in which we operate.

No family relationship exists between any of our executive officers or directors.

INFORMATION CONCERNING DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

Board Meetings and Attendance

Our Board of Directors met eight times during the year ended December 31, 2014, either in person or by teleconference. During 2014, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served. Our Board of Directors does not currently have a policy with regard to the attendance of board members at our annual meeting of stockholders.

Board Committees

Our Board of Directors has established two standing committees–Audit and Compensation. The Audit and Compensation Committees each operate under written charters that have been approved by our Board of Directors. We have included the charter of the Audit Committee as an appendix to this Proxy Statement and included the charter of the Compensation Committee as an appendix to our 2014 Proxy Statement. They can also be obtained by accessing the website maintained by the SEC at www.sec.gov or by contacting our investor relations department at PC Connection, Inc., 730 Milford Road, Merrimack, New Hampshire 03054.

Our Board of Directors has determined that all of the members of our two standing committees are independent as defined under the rules of the Nasdaq Stock Market including, in the case of all members of the Audit Committee, the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•

overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports and other communications required to be made by the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	discussing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm, and management;

•	reviewing policies and procedures for reviewing and approving or ratifying related person transactions;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules (which is included on page 29 of this Proxy Statement).

The members of our Audit Committee are Ms. Duckett and Messrs. Baute and Weatherson. Our Board of Directors has determined that all three members would qualify as an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met six times during 2014.

Compensation Committee and Subcommittee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	reviewing and approving, or recommending for approval by the Board of Directors, our CEO’s compensation;

•	reviewing and approving, or recommending for approval by the Board of Directors, the compensation of our other executive officers;

•	overseeing evaluations of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to incentive-compensation and equity-based plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis”;

•	overseeing any compensation consultants, legal counsel or other advisors that it, at its sole discretion, retains or obtains advice from; and

•	preparing the compensation committee report required by SEC rules (which is included on page 21 of this Proxy Statement).

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

The Compensation Committee met four times in 2014. The members of the Compensation Committee are Ms. Duckett and Messrs. Baute and Weatherson. The Compensation Committee has established a subcommittee (which we refer to as the 162(m) Subcommittee) and delegated to that subcommittee authority to issue equity awards and to determine other qualified performance-based compensation for our CEO and three other most highly compensated employees (other than the CEO and CFO) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. The 162(m) Subcommittee is comprised of Mr. Baute and Ms. Duckett, who are “outside directors” under IRS regulations.

Controlled Company Status

We are a “Controlled Company” as defined in Nasdaq Stock Market Rule 5615(c). Our Board of Directors has based this determination on the fact that approximately 58% of our voting stock is beneficially owned or controlled by Ms. Gallup and Mr. Hall.

We do not have a standing nominating committee, and the functions of evaluating and selecting directors have been performed by our Board of Directors as a whole. We believe that it is not necessary to have a nominating committee because our directors have generally served for extended terms. Our Board of Directors will from time to time evaluate biographical information and background material relating to and for the purpose of identifying potential candidates and interview selected candidates. Our Board of Directors does not currently have a charter or written policy with regard to the nomination process. We do not have a written policy due to the extended terms served by our directors.

Board Leadership Structure

Ms. Gallup is the Chairman of our Board of Directors and while the roles of Chief Executive Officer and Chairman are separate, our leadership structure does not include a lead independent director. In light of our controlled company status discussed above, we believe that the creation of a lead independent director position is not necessary at this time. Our Board of Directors has determined that having Ms. Gallup act as Chairman and as Chief Administrative Officer of our company is in the best interests of PC Connection, Inc. and our stockholders and is consistent with good corporate governance for the following reasons:

•

our Chairman and Chief Administrative Officer is more familiar with our business and strategy than an independent, non-employee Chairman would be, and is thus better positioned to focus our Board’s agenda on the key issues facing our company;

•	a single Chairman provides strong and consistent leadership for PC Connection, Inc., without risking overlap or conflict of roles; and

•	oversight of our company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman.

Our Board decided to separate the roles of Chairman and Chief Executive Officer because it believes that this leadership structure offers the following benefits:

•	enhancing our Board’s objective evaluation of our Chief Executive Officer;

•	freeing the Chief Executive Officer to focus on company operations instead of Board administration; and

•	providing the Chief Executive Officer with an experienced sounding board.

Director Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Ms. Duckett or Messrs. Baute or Weatherson, who comprise our Audit and Compensation Committees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each of Messrs. Baute and Weatherson and Ms. Duckett is an “independent director” as defined under Nasdaq Stock Market Inc. Marketplace Rule 5605(a)(2). We are exempt from the requirement that our board have a majority of independent directors because we are a controlled company. Please see “Controlled Company Status” above for information on our controlled company status.

Executive and Director Compensation Processes

Our Compensation Committee generally reviews employee performance and compensation on an annual basis. When possible, our Compensation Committee also compares the salaries of our executive officers to salaries of individuals who hold comparable positions in our immediate peer group. The Compensation Committee makes salary determinations based on a number of factors, including the level and breadth of each executive officer’s responsibilities and experience. Salary decisions are also made with a view to retaining our executive talent. The Compensation Committee may, in its discretion, invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation, and our Chief Executive Officer may make recommendations relating to the salaries of our other executive officers.

In 2008, our shareholders approved for our executive officers the original Executive Bonus Plan. In 2011, our shareholders approved the Amended and Restated Executive Bonus Plan, which was amended in 2013. Annual cash bonuses under our Executive Bonus Plan are based on the achievement of company-wide net income and expense leverage goals. Cash bonuses are set as a percentage of the executive officer’s base salary.

In addition, our Compensation Committee administers our Amended and Restated 2007 Stock Incentive Plan, as amended, and our Amended and Restated 1997 Employee Stock Purchase Plan, as amended. To the extent permitted by applicable law, our Board of Directors or the Compensation Committee may delegate its authority to grant options and other awards that constitute rights under Delaware law to employees and non-executive officers under our Amended and Restated 2007 Stock Incentive Plan, as amended, to either a committee of our Board or to our Chief Executive Officer, provided that it will fix the terms of such awards to be granted (including the exercise price of such awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to awards that may be granted. The Board of Directors has delegated authority to a committee of the Board of Directors comprised of Ms. Gallup, to issue (i) stock options and (ii) certain other stock-based awards payable only in cash and without any rights to acquire common stock, which we refer to as stock equivalent units, to any employee who is not an executive officer or an “officer,” as defined by Rule 16a-1 of the Securities Exchange Act of 1934, as amended. This committee may grant up to an aggregate maximum of 350,000 shares of common stock subject to options, with no more than 20,000 shares of common stock subject to options permitted to be granted per individual per calendar year. It may also grant up to an aggregate maximum of 350,000 shares of stock equivalent units.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In 2010, our Compensation Committee retained Pearl Meyer & Partners, a national consulting firm, as its independent compensation consultant to conduct a competitive assessment of our executive compensation and general compensation programs. Pearl Meyer & Partners provided comparative market data on compensation practices and programs based on an analysis of twelve peer companies deemed comparable in terms of product and service offerings and revenue levels. The Compensation Committee used the report to assist in the review of executive compensation.

Oversight of Risk

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, capital allocation, organizational structure, and certain operational risks; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks, and our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

Director Candidates

All of the current members of our Board of Directors have served as directors since 2001, except Mr. Weatherson and Ms. Duckett, who became directors in June 2005 and June 2009, respectively. Where called for, qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. Minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting us, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, our Board of Directors desires a group of candidates who represent a diversity of viewpoints, backgrounds, skills, and expertise that enable them to make a significant contribution to our Board of Directors, our Company, and stockholders. In the event of a need for a new or additional director, our Board of Directors would evaluate potential nominees by reviewing their qualifications, results of personal and reference interviews, and such other information as the Board may deem relevant.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Our Board of Directors has generally nominated the current directors for re-election at each annual meeting of stockholders. Our Board of Directors has therefore not established special procedures for stockholders to submit director recommendations. If we were to receive recommendations of candidates from our stockholders, the Board of Directors would consider such recommendations in the same manner as all other candidates. Shareholders who wish to suggest qualified candidates should send relevant information to the attention of the Corporate Secretary, PC Connection, Inc., 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2505).

Communicating with the Independent Directors

We have not implemented a process for our stockholders to send communications to our Board of Directors, other than as set out elsewhere in this proxy. We have not done so primarily due to our status as a controlled company, as discussed earlier.

Code of Business Conduct and Ethics Policy

We have adopted a written Code of Business Conduct and Ethics Policy, which we refer to as the Policy, that applies to our directors, officers, and employees, including our principal executive officer, principal financial and accounting officer, controller, and persons performing similar functions. We have posted our Policy on our website at http://ir.pcconnection.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, any provision of the Policy that occur in the future.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Based solely on our review of copies of reports filed by individuals required to make filings, or Reporting Persons, pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, we believe that all such reports required to be filed under Section 16(a) of the Exchange Act for 2014 were timely filed, except:

On December 22, 2014, Patricia Gallup sold 5,000 shares of Common Stock and should have filed a Form 4 on or before December 24, 2014. Ms. Gallup reported this transaction on a Form 4 filed with the SEC on December 29, 2014.

On December 23, 2014, Patricia Gallup sold 5,000 shares of Common Stock and should have filed a Form 4 on or before December 26, 2014. Ms. Gallup reported this transaction on a Form 4 filed with the SEC on December 29, 2014.

Director Compensation

Each director is entitled to receive an annual retainer of $75,000, payable quarterly, for service on the Board. Each independent director also receives an annual retainer of $15,000, payable quarterly, for participation in the Board’s audit and compensation committees. In addition, Board members who act in a chairman capacity receive annual fees as follows: Board chair, $35,000; Board vice-chair, $10,000; audit committee chair, $10,000; compensation committee and sub-committee chair, $5,000. On October 30, 2014, each director was awarded 2,000 restricted stock units, valued at a price of $22.50 per unit. The restricted stock units vest in four equal annual installments beginning on September 1, 2016. The restricted stock units are settled in equivalent shares of our common stock upon vesting.

As more fully described below, the following table describes compensation paid to each director for the year ended December 31, 2014, except for compensation paid to Ms. Gallup, which is reflected below in the Summary Compensation Table for Fiscal Years Ended December 31, 2014, 2013, and 2012.

Director Compensation for Fiscal Year Ended December 31, 2014

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
David Hall	$75,000	$45,000	$100,000	$220,000
Joseph Baute	100,000	45,000	—	145,000
Donald Weatherson	100,000	45,000	—	145.000
Barbara Duckett	95,000	45,000	—	140,000
David Beffa-Negrini	75,000	45,000	—	130,000

(1)	Each director receives an annual retainer of $75,000, and each independent director also receives an annual retainer of $15,000 for participation in the Board’s audit and compensation committees. The chair positions receive varying fees, as noted above. In addition, Board members receive reimbursement for all reasonable expenses incurred in attending Board and committee meetings.

(2)	Valuation represents the aggregate grant date fair value of the stock unit awards granted in 2014 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation-Stock Compensation,” or ASC 718. Please see Note 7, “Stockholders’ Equity and Share-Based Compensation” of our Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2014, for further information regarding share-based compensation. On October 30, 2014, each director was awarded 2,000 restricted stock units, valued at a price of $22.50 per unit. The restricted stock units vest in four equal annual installments beginning on September 1, 2016.

The following table reflects the aggregate number of restricted stock units outstanding as of December 31, 2014 for each director, except for awards held by Ms. Gallup, which are reflected in the Outstanding Equity Awards at Fiscal Year End table below.

Name	Aggregate Number of Shares of Stock Units
David Hall	9,500
Joseph Baute	9,500
Donald Weatherson	9,500
Barbara Duckett	9,500
David Beffa-Negrini	9,500

(3)	Mr. Hall is employed by the Company as an analyst, and accordingly, is entitled to our standard fringe benefits as a full-time employee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors oversees the design and implementation of our executive compensation program. In this role, the Compensation Committee, which is comprised of three independent directors, evaluates the performance of, and reviews and approves annually all compensation decisions relating to our Chief Executive Officer. Our Chief Executive Officer annually reviews the performance of our other named executive officers and makes recommendations regarding their compensation. Our Compensation Committee may adopt or revise such recommendations in making compensation decisions for our other named executive officers. The Compensation Committee has established a subcommittee, or the 162(m) Subcommittee, comprised of two of these independent directors, and delegated to the 162(m) Subcommittee authority to issue equity awards and to determine other qualified performance-based compensation for our Chief Executive Officer and three other most highly compensated employees (other than the Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act in accordance with the requirements of Section 162(m) of the Code.

Compensation Objectives

Our Compensation Committee’s primary objectives with respect to executive compensation are to attract, retain, and motivate our executives and to create long-term stockholder value. Additionally, the Committee seeks to ensure that executive compensation is aligned with our corporate strategies and business objectives, and that it promotes the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable company performance goals.

To achieve these objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Compensation Committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to managing their respective areas of responsibility and meeting key strategic, financial, and operational goals. These goals include success in (a) demonstrated leadership ability, (b) management development, (c) compliance with our policies, and (d) anticipation of, and response to, changing market and economic conditions that enhance our ability to operate profitably. From time to time, we also provide a portion of our executive compensation in the form of stock options, restricted stock awards, restricted stock units, and other stock-based awards that vest over time, which we believe helps to attract new management talent, as well as retain our existing executives. We believe such grants align our executives’ interests with those of our stockholders by allowing them to participate in the longer-term success of our company as reflected in stock price appreciation.

We compete with many other companies for executive personnel. Accordingly, the Compensation Committee generally targets overall base salary and bonus compensation for executives at or near the midpoint of compensation paid to similarly situated executives of companies analyzed in our survey data, described more fully below. We may vary this general target in certain situations when necessary, due to the experience level of the individual or other market factors.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	executive bonus plan;

•	equity awards;

•	benefits and other compensation; and

•	severance benefits.

Allocations between long-term and short-term compensation, cash and non-cash compensation, or the different forms of non-cash compensation vary, depending on our current initiatives and stated goals. Our goals for 2014 were focused on continuing the growth trend in consolidated net sales and net income that we established in prior years and, additionally, achieving a better leveraging of our expense structure by attaining our targeted selling, general and administrative, or SG&A, expenses as a percentage of net sales. Accordingly, the 2014 performance targets for the Executive Bonus Plan were designed to help achieve these two objectives. A total of 60% of the bonus was allocated to the achievement of a net income target of $38.5 million, and 40% was allocated to achievement of an SG&A expense target of 10.61% of net sales. Each component was then applied to a multiplier based on the degree to which the respective target was met or exceeded, ranging from 0.5 to 1.7 for each target. No bonuses were to be paid for performance below $35.7 million of net income or SG&A expenses in excess of 11.60% of net sales.

In 2010 our Compensation Committee retained Pearl Meyer & Partners, a national consulting firm, as its independent compensation consultant to conduct a competitive assessment of our executive compensation and general compensation programs. Pearl Meyer & Partners provided comparative market data on compensation practices and programs based on an analysis of twelve peer companies deemed comparable in terms of product and service offerings and revenue levels. We compiled individual compensation ranges for each executive position based on this information and compared the compensation ranges to actual salary levels. Each year since the 2010 study, we have updated our compensation ranges to reflect a combination of competitor trend information and consumer price indexes.

The peer group updated for our Compensation Committee in 2014 was used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to ours and that compete with us for executive talent. The following companies, whose executive positions’ responsibilities were most similar to ours, were included in the peer group for 2014:

•	Agilysys, Inc.

•	CDW Corporation

•	GT Advanced Technologies

•	Insight Enterprises, Inc.

•	PCM, Inc.

•	Systemax Inc.

The Compensation Committee used the updated survey data to assist it in the review and comparison of each element of executive compensation, including base salary and bonus compensation for our executives. With this information, the Compensation Committee analyzed compensation for each executive. The Compensation Committee targeted different compensation levels for each element of compensation as described below.

Base Salary

Base salaries are reviewed at least annually by the Compensation Committee, and in the case of named executive officers other than our Chief Executive Officer, are based on recommendations of the Chief Executive Officer. These salaries are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience, and the peer group data.

The Compensation Committee reviews the base salaries of our executives initially by reference to the median base salary level of the updated survey data. The Compensation Committee then makes adjustments to these reference levels for each executive’s base salary based on comparisons to the survey data and evaluation of the executive’s level of responsibility and experience, as well as company-wide performance. The Compensation Committee also considers the executive’s success in achieving business results and demonstrating leadership in determining actual base salary levels.

In 2014, the base salaries of our Chief Executive Officer and Chief Financial Officer were increased by the Compensation Committee as a result of its review and analysis of competitive data, as well as a review of the extent of their individual responsibilities. In 2014, we increased the base salary of Mr. McGrath by 9.0% to $900,000 and increased the base salary of Mr. Driscoll by 4.6% to $340,000. There was no change in the base salary of our Chief Administrative Officer.

The compensation levels of our executives are established to recognize the relative level of responsibility of each executive. Our Chief Executive Officer’s compensation is higher than the levels of our other executives in order to reflect the generally broader and more significant level of responsibility of our Chief Executive Officer. We have found that compensation survey results generally reflect this pattern for most companies.

The Compensation Committee believes that benchmarking and aligning base salaries is especially critical to a competitive compensation program. Other elements of compensation are affected by changes in base salary. Annual incentives are targeted and paid out as a percentage of base salary, and the target levels of long-term incentives are also determined as a percentage of base salary.

Executive Bonus Plan

In 2008, our shareholders approved the original Executive Bonus Plan for our executive officers. In 2011, our shareholders approved the Amended and Restated Executive Bonus Plan, and in 2013, our shareholders approved an amendment to the Amended and Restated Executive Bonus Plan. Annual cash bonuses are intended to compensate our executives for the achievement of company-wide net income and expense leverage goals. Cash bonuses are set as a percentage of the executive officer’s base salary, with higher-ranked executives typically being compensated at a higher percentage of base salary. However, our success is dependent on the ability of our management group to integrate and work together to meet common company-wide goals. Accordingly, executives are not assigned specific individual goals but instead are collectively responsible for meeting company-wide goals. Our Compensation Committee develops corporate goals that, if achieved, will result in improved operating performance. In 2014, our target bonus percentages were 100% of base salary for our Chief Executive Officer and Chief Financial Officer, and 75% for our Chief Administrative Officer. In addition, our compensation program also provides incentives for our executives to reach beyond our target corporate goals. If our executives perform above expectations, they may be entitled to receive additional bonus amounts that can result in a total annual bonus of up to 170% of base salary for our Chief Executive Officer and Chief Financial Officer, and up to a proposed 127.5% of base salary for the Chief Administrative Officer.

Proportionally lower bonuses are provided for achievement levels between 90% and 100% of respective company-wide targets, and no bonuses are earned by any executive where less than 90% of the respective company-wide target factor is achieved. Our Compensation Committee approved a consolidated net income goal of $38.5 million for 2014, reflecting our growth target for the year and an expense leverage goal to limit 2014 consolidated SG&A expenses as a percentage of net sales at 10.61%. The Executive Bonus Plan provides that the two targets be increased or decreased to reflect material changes in revenue growth rates for the IT markets in which the Company competes. This potential adjustment is based on the belief that management should neither receive a windfall from higher-than-expected IT industry growth nor be penalized for lower-than-expected growth. The Company employs an assessment of IT industry revenue growth prepared quarterly by International Data Corporation, or IDC, a global provider of market intelligence for technology markets. In 2014, the IDC assessment found that the IT industry grew at higher-than-expected growth. Accordingly the net income target was increased by $1.2 million to $39.6 million and the SG&A target was decreased from 10.61% to 10.54%.

Our executive officers work together as a team and all executives are assigned the same company-wide net income and expense leverage goals. In 2014, our net income was $42.7 million and SG&A expense as a percentage of net sales was 10.23%. Performance by the Company against its adjusted net income target was exceeded by 8%, and performance against the adjusted SG&A target was exceeded by 3%, resulting in an overall payout at 106% of the combined targets. Accordingly, total bonus payouts for the named executive officers aggregated $1.5 million.

The table below describes the bonus payments and the percentage of base salary for 2014 for the named executive officers:

Name of Executive	2014 Bonus Payment		Percentage of Base Salary
Timothy McGrath	$887,750	(1)	106.0%
Joseph Driscoll	$360,400		106.0%
Patricia Gallup	$259,965		79.5%

(1)	Mr. McGrath’s bonus payment was based on his 2014 prorated salary.

Equity Awards

Our equity award program is a vehicle for offering long-term incentives to our executives. We believe that equity grants help attract management talent and provide a strong link to our long-term performance and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants furthers our goal of executive retention by providing an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, the Compensation Committee and the Chief Executive Officer consider comparative share ownership of executives in our compensation peer group, our company-wide performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, and the recommendation of management. In 2012, our Board of Directors delegated to Patricia Gallup as a committee of the Board the authority to grant stock options and stock equivalent units, or SEUs, to non-executive officers of up to 20,000 shares per individual per calendar year; provided that no more than 350,000 shares each of options and SEUs may be granted in the aggregate. In addition, the delegation limits the vesting of the SEUs to a period of no less than four years and requires the exercise price for options to be equal to the closing stock price of our common stock on the Nasdaq Stock Market on the date of the grant.

Our equity awards have typically taken the form of stock options and restricted stock units, or RSUs. The Compensation Committee and our Chief Executive Officer review all components of the executive’s compensation when determining equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

Stock Options have a ten-year life, and vesting and exercise rights cease shortly after termination of employment except in the case of death or disability. We do not have any equity ownership guidelines for our executives.

In 2014, we granted 60,000 RSUs to Mr. McGrath. The RSUs vest over eleven years and are settled in equivalent amounts of common stock on the following vesting schedule: 7,000 units on September 1, 2018, September 1, 2019, September 1, 2020, and September 1, 2021; and 8,000 units on September 1, 2022, September 1, 2023, September 1, 2024, and September 1, 2025. Pursuant to the terms of his award, Mr. McGrath may not sell in any given year more than 6,000 shares of our common stock that he receives pursuant to the vesting of his award. In 2014, we also granted 26,000 RSUs to Mr. Driscoll. The RSUs vest over four years and are settled in equivalent amounts of stock on the following vesting schedule: 5,000 units on September 1, 2015; 6,000 units on September 1, 2016; 7,000 units on September 1, 2017; and 8,000 units on September 1, 2018.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We provide a matching contribution equal to 25% of the employee’s deferral contributions to the 401(k) plan that does not exceed 6% of their qualified compensation.

No executive officer received perquisites aggregating $10,000 or more in 2014.

Severance Benefits

Pursuant to the employment agreement we have entered into with Mr. McGrath and the offer letter signed by Mr. Driscoll, each executive is entitled to specified benefits in the event of termination of their employment under specified circumstances. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change in Control” below.

We believe providing these benefits help us compete for executive talent. After reviewing the practices of companies represented in our 2014 peer group, we believe that our severance and change of control benefits are generally in line with severance packages offered to executives at such companies.

Tax and Accounting Considerations

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and the three other officers (other than the Chief Financial Officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among our three other most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m), and we intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

We account for equity compensation awarded to our employees per the methods prescribed by ASC 718, which require us to recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued. Given our adoption of ASC 718, we believe that the accounting impact of the different forms of equity compensation awards generally reflects their economic impact. Accordingly, the underlying accounting treatment is not a material consideration in determining the specific nature or size of equity awards granted. The tax impact of the awards on the recipient and the effectiveness of the award in retaining executives are more relevant considerations.

Executive Compensation

The following table sets forth information for our Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2014, collectively, the named executive officers for the fiscal years indicated.

Summary Compensation Table for Fiscal Years Ended December 31, 2014, 2013 and 2012

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Timothy McGrath	2014	$833,654	(5)	$—	$1,350,000	$887,750	$3,900	(6)	$3,125,304
President and Chief Executive Officer	2013	825,000		—	2,558,400	825,000	3,825	(7)	4,212,225
	2012	758,654		—	1,688,750	799,620	17,925	(8)	3,264,949

Joseph Driscoll	2014	335,961	(9)	—	585,000	360,400	3,900	(6)	1,285,261
Senior Vice President, Treasurer and Chief Financial Officer	2013	320,385	(10)	40,000	639,600	243,750	3,825	(7)	1,247,560
	2012	230,192	(11)	75,000	171,400	149,910	2,466	(8)	628,968

Patricia Gallup	2014	327,000		—	45,000	259,965	113,900	(6)	745,865
Chief Administrative Officer and Chairman of the Board	2013	327,000		—	58,400	245,250	113,825	(7)	744,475
	2012	316,384		—	45,400	333,080	113,675	(8)	808,539

(1)	Pursuant to his employment offer letter, Mr. Driscoll received an additional cash bonus of $40,000 in 2013. The Compensation Committee awarded a special, discretionary bonus of $75,000 to Mr. Driscoll for his performance in 2012.

(2)

Valuation represents the aggregate grant date fair value of the stock awards granted each year computed in accordance with ASC 718. Please see Note 8, “Stockholders’ Equity and Share-Based Compensation” of our Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2014, for further information regarding share-based compensation. The RSUs granted to Mr. McGrath in October 2014 vest over eleven years and are settled in equivalent amounts of common stock according to the following schedule: 7,000 units on September 1, 2018, September 1, 2019, September 1, 2020, and September 1, 2021; and 8,000 units on September 1, 2022, September 1, 2023, September 1, 2024, and September 1, 2025. The RSUs granted to Mr. McGrath in November 2013 vest over nine years and are settled in equivalent amounts of common stock according to the following schedule: 5,000 units on November 27, 2015; 10,000 units on November 27, 2016; 10,000 units on November 27, 2017; 15,000 units on November 27, 2018; 20,000 units on November 27, 2019; 15,000 units on November 27, 2020; 20,000 units on November 27, 2021; 15,000 units on November 27, 2022; and 10,000 units on November 27, 2023. The RSUs granted to Mr. McGrath in November 2012 began vesting over eight years according to the following schedule: 40,000 units on August 1, 2013; 30,000 units on August 1, 2014; 25,000 units on August 1, 2015; 20,000 units on August 1, 2016; 20,000 units on August 1, 2017; 20,000 units on August 1, 2018; 10,000 units on August 1, 2019; and 10,000 units on August 1, 2020. The RSUs awarded to Mr. Driscoll in October 2014 vest over four years according to the following schedule: 5,000 units on September 1, 2015; 6,000 units on September 1, 2016; 7,000 units on September 1, 2017; and 8,000 units on September 1, 2018. The RSUs awarded to Mr. Driscoll in November 2013 began vesting over four years according to the following schedule: 6,000 units on November 27, 2014; 7,000 units on November 27, 2015;

8,000 units on November 27, 2016; and 9,000 units on November 27, 2017. The RSUs awarded to Mr. Driscoll in March 2012 began vesting annually in four equal installments of 5,000 shares beginning on March 5, 2014. For her service on the Board of Directors, Ms. Gallup was awarded (i) in 2014, 2,000 RSUs, which vest ratably over four years in equal annual installments, beginning on September 1, 2016 (ii) in 2013, 2,500 RSUs, of which 500 units vested on the grant date; the remaining units began vesting in four equal annual installments commencing on December 3, 2014, and (iii) in 2012, 4,000 RSUs, which vest ratably over two years in equal annual installments, beginning on November 12, 2015.

(3)	Non-equity incentive compensation for our executive officers was awarded pursuant to the Executive Bonus Plan, upon the achievement of company-wide net income and expense leverage goals.

(4)	We have omitted perquisites and other personal benefits in those instances where the aggregate amount of such perquisites and other personal benefits totaled less than $10,000.

(5)	In November 2014, Mr. McGrath’s annual salary was increased from $825,000 to $900,000, and the salary presented above includes the pro-rated increase.

(6)	Consists of: (a) our contributions for Ms. Gallup and Messrs. McGrath and Driscoll under our 401(k) Plan each in the amount of $3,900 and (b) $110,000 in Director fees for Ms. Gallup.

(7)	Consists of: (a) our contributions for Ms. Gallup and Messrs. McGrath and Driscoll under our 401(k) Plan each in the amount of $3,825 and (b) $110,000 in Director fees for Ms. Gallup.

(8)	Consists of: (a) our contributions for Ms. Gallup and Messrs. McGrath and Driscoll under our 401(k) Plan in the amount of $3,675, $3,675, and $2,466, respectively, (b) $110,000 in Director fees for Ms. Gallup, and (c) a dividend payment of $14,250 paid by the Company to Mr. McGrath for 37,500 shares of unvested restricted stock that he held as of the November 28, 2012 record date.

(9)	In March 2014, Mr. Driscoll’s annual salary was increased from $325,000 to $340,000, and the salary presented above includes the pro-rated increase.

(10)	In March 2013, Mr. Driscoll’s annual salary was increased from $285,000 to $325,000, and the salary presented above includes the pro-rated increase.

(11)	Mr. Driscoll was appointed Senior Vice President, Treasurer, and Chief Financial Officer on March 5, 2012, and was awarded an annualized salary of $285,000. The salary presented above represents his pro-rated annual salary.

Grants of Plan Based Awards

The following table sets forth certain information regarding grants of plan-based awards made to our named executive officers during 2014.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)		Exercise or Base Price of Stock and Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Timothy McGrath	2/25/14	$418,750	$837,500	$1,423,750
	10/30/14				60,000	(4)	$22.50	$1,350,000
Joseph Driscoll	2/25/14	170,000	340,000	578,000
	10/30/14				26,000	(5)	22.50	585,000
Patricia Gallup	2/25/14	122,625	245,250	416,925
	10/30/14				2,000	(6)	22.50	45,000

(1)	Threshold, target, and maximum amounts are based on the achievement of certain financial milestones.

(2)	The per share value of RSUs granted to our executive officers in 2014 equals the closing stock price of our Common Stock on the grant date.

(3)	Valuation represents the aggregate grant date fair value of the stock awards granted each year computed in accordance with ASC 718. There can be no assurance that the value on distribution will equal the ASC 718 value.

(4)	The RSUs granted to Mr. McGrath in October 2014 vest over eleven years according to the following schedule: 7,000 units on September 1, 2018, September 1, 2019, September 1, 2020, and September 1, 2021; and 8,000 units on September 1, 2022, September 1, 2023, September 1, 2024, and September 1, 2025.

(5)	The RSUs awarded to Mr. Driscoll in October 2014 vest over four years according to the following schedule: 5,000 units on September 1, 2015; 6,000 units on September 1, 2016; 7,000 units on September 1, 2017; and 8,000 units on September 1, 2018.

(6)	For her service on the Board of Directors, Ms. Gallup was awarded 2,000 RSUs, which vest ratably over four years in equal annual installments, beginning on September 1, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2014.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2014

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Timothy McGrath	140,000	$13.13	07/23/2017	75,000	(3)	$1,841,250
	50,000	6.77	04/15/2020	105,000	(4)	2,577,750
	—	—	—	120,000	(5)	2,946,000
	—	—	—	60,000	(6)	1,473,000
Joseph Driscoll	—	—	—	15,000	(7)	368,250
	—	—	—	24,000	(8)	589,200
	—	—	—	26,000	(9)	638,300
Patricia Gallup	—	—	—	2,000	(10)	49,100
	—	—	—	4,000	(11)	98,200
	—	—	—	1,500	(12)	36,825
	—	—	—	2,000	(13)	49,100

(1)	The option exercise price for grants made to named executive officers was set at the closing price of our Common Stock on the respective grant date.

(2)	The fair value of restricted stock units was based on the closing price of our Common Stock on December 31, 2014 of $24.55 per share.

(3)	The RSUs awarded to Mr. McGrath vest annually in three equal installments of 25,000 units beginning on August 8, 2015.

(4)	The RSUs awarded to Mr. McGrath vest over six years according to the following schedule: 25,000 units on August 1, 2015; 20,000 units on August 1, 2016; 20,000 units on August 1, 2017; 20,000 units on August 1, 2018; 10,000 units on August 1, 2019; and 10,000 units on August 1, 2020.

(5)	The RSUs granted to Mr. McGrath vest over nine years according to the following schedule: 5,000 units on November 27, 2015; 10,000 units on November 27, 2016; 10,000 units on November 27, 2017; 15,000 units on November 27, 2018; 20,000 units on November 27, 2019; 15,000 units on November 27, 2020; 20,000 units on November 27, 2021; 15,000 units on November 27, 2022; and 10,000 units on November 27, 2023.

(6)	The RSUs granted to Mr. McGrath in October 2014 vest over eleven years according to the following schedule: 7,000 units on September 1, 2018, September 1, 2019, September 1, 2020, and September 1, 2021; and 8,000 units on September 1, 2022, September 1, 2023, September 1, 2024, and September 1, 2025.

(7)	The RSUs awarded to Mr. Driscoll vest annually in three equal installments of 5,000 units beginning on March 5, 2015.

(8)	The RSUs awarded to Mr. Driscoll vest over three years according to the following schedule: 7,000 units on November 27, 2015; 8,000 units on November 27, 2016; and 9,000 units on November 27, 2017.

(9)	The RSUs awarded to Mr. Driscoll in October 2014 vest over four years according to the following schedule: 5,000 units on September 1, 2015; 6,000 units on September 1, 2016; 7,000 units on September 1, 2017; and 8,000 units on September 1, 2018.

(10)	The RSUs were awarded to Ms. Gallup for her service on the Board of Directors and vest on August 8, 2015.

(11)	The RSUs were awarded to Ms. Gallup for her service on the Board of Directors and vest annually in two equal installments of 2,000 units beginning on November 12, 2015.

(12)	The RSUs were awarded to Ms. Gallup for her service on the Board of Directors and vest annually in three equal installments of 500 units beginning on December 3, 2015.

(13)	The RSUs were awarded to Ms. Gallup for her service on the Board of Directors and vest annually in four equal installments of 500 units beginning on September 1, 2016.

Options Exercised and Restricted Stock Vested

The following table sets forth certain information regarding restricted shares vested by our named executive officers during 2014.

	Stock Options		Restricted Stock Units
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Timothy McGrath	25,000	$365,040	55,000	$1,179,550
Patricia Gallup(3)			2,500	54,135
Joseph Driscoll			11,000	242,540

(1)	The value realized on exercise equals the difference between the closing price of our Common Stock as of the exercise Date, less the option exercise price, multiplied by the total shares for which the options was exercised.

(2)	The value realized on vesting equals the number of shares acquired multiplied by the closing price of our Common Stock as of the vesting date.

(3)	The RSUs were awarded to Ms. Gallup for her service on the Board of Directors.

Potential Payments Upon Termination or Change in Control

We have entered into an employment agreement with Mr. McGrath and have a signed offer letter from Mr. Driscoll, providing for severance payments for twelve months, or until such time as other employment is secured (whichever is earlier), of their then respective annual base salary if employment is terminated for any reason other than for cause, death, or disability as such terms are defined in their respective agreements. Under such circumstances, severance payments for Messrs. McGrath and Driscoll would have an aggregate value of $900,000 and $340,000, respectively. Such payments are conditioned upon our receipt of a general release of claims from Messrs. McGrath and Driscoll. The agreements include certain non-compete and non-solicit obligations that extend for twenty-four and eighteen months, respectively, after termination of employment. We assume, for the purpose of calculating values for all termination events, that the effective date of termination is December 31, 2014.

In the event that we undergo a change in control (referred to as an “Acquisition Event” in the Amended and Restated 1997 Stock Incentive Plan and a “Reorganization Event” in the Amended and Restated 2007 Stock Incentive Plan, as amended) and as a result our Board of Directors accelerates the vesting of all outstanding unvested equity awards, Mr. McGrath, Mr. Driscoll, and Ms. Gallup would realize $8,838,000, $1,595,750, and $233,225, respectively, based on the closing price of our Common Stock on December 31, 2014 of $24.55 per share, assuming the vesting and sale by each of their unvested equity awards presented above.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors of PC Connection:

Barbara Duckett, Chairman

Joseph Baute

Donald Weatherson

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Ms. Duckett, and Messrs. Baute and Weatherson. Ms. Duckett and Mr. Baute were not at any time during 2014, or formerly, an officer or employee of the Company or any of our subsidiaries. Mr. Weatherson was not an officer or employee of the Company at any time during 2014. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as our director or a member of our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently have leases for facilities in Marlow and Merrimack, New Hampshire and two facilities in Keene, New Hampshire with Gallup & Hall, or G&H, a partnership owned solely by Patricia Gallup and David Hall, our principal stockholders. The three facilities located in Marlow and Keene, New Hampshire are leased on a month-to-month basis requiring monthly rental payments of $11,773, $1,344, and $500, respectively. These leases also obligate us to pay certain real estate taxes and insurance premiums on the premises. Rent expense under the three leases aggregated $163,404 for each of the years ended December 31, 2014 and 2013.

In November 1997, we entered into a fifteen-year lease for an 114,000 square foot corporate headquarters in Merrimack, New Hampshire with G&H Post, LLC, an entity owned solely by Patricia Gallup and David Hall, our principal stockholders. The initial term of the fifteen-year lease ended November 30, 2013, and we amended the lease on May 8, 2014 to extend the term for an additional five years. The lease requires an annual rental payment of $1,253,208 and provides us the option to renew for an additional five-year term. The lease requires us to pay our proportionate share of real estate taxes and common area maintenance charges as either additional rent or directly to third-party providers and also to pay insurance premiums for the leased property.

In August 2008, we entered into a ten-year lease agreement with Patricia Gallup and David Hall, our principal stockholders, for an office facility adjacent to our corporate headquarters. The lease requires an annual rental payment of $243,732 in year six of the lease and provides us the option to renew for two additional two-year terms. The rent for subsequent years shall be subject to adjustment to reflect increases in a local consumer price index, but such adjustments shall not exceed an increase of 5.0% per year. The lease requires us to pay our proportionate share of real estate taxes and common area maintenance charges either as additional rent or directly to third-party providers and to pay insurance premiums for the leased property. Rent payments under the lease agreement were $241,711 and $237,052 for the years ended December 31, 2014 and 2013, respectively.

During 2014, we provided various facilities management, maintenance, financial, tax, and legal services to certain affiliates in connection with the operation of facilities leased by us from those affiliates. G&H reimbursed us $118,073 and $114,577 during 2014 and 2013, respectively, for those services.

The 1998 PC Connection Voting Trust

In connection with our initial public offering in March 1998, Patricia Gallup and David Hall placed substantially all of the shares of Common Stock that they beneficially owned immediately prior to the public offering into a Voting Trust, or the “Voting Trust”, of which they serve as co-trustees. The Voting Trust is the record holder of 14,238,188 shares of Common Stock as of the record date, March 23, 2015. The terms of the Voting Trust require that both Ms. Gallup and Mr. Hall, as co-trustees, agree as to the manner of voting the shares of our Common Stock held by the Voting Trust in order for the shares to be voted. In the event the co-trustees are deadlocked with respect to the election of directors at a meeting of stockholders, our Board of Directors may require the co-trustees to execute and deliver to our Secretary a proxy representing all shares issued and outstanding in the name of the Voting Trust and entitled to vote in the election of directors. Such proxy shall confer upon the proxyholder authority to attend the meeting for purposes of establishing a quorum and to vote for the directors nominated by our Board of Directors, provided that such nominees are incumbent directors elected with the consent of the co-trustees. Each of Ms. Gallup and Mr. Hall may transfer shares of Common Stock for value to unaffiliated third parties. Any shares so transferred will no longer be subject to the Voting Trust and an equal number of the non-transferring co-trustee’s shares will be released from the Voting Trust. Transfers by either of Ms. Gallup or Mr. Hall in excess of 75,000 shares in any 90-day period, or that would decrease the shares held by the Voting Trust to less than a majority of the outstanding shares, will be subject to a right of first refusal to the other. The Voting Trust will terminate when it holds less than 10% of the outstanding shares of our Common Stock or at the death of both co-trustees. In addition, in the event of the death or incapacity of either co-trustee, or when either of Ms. Gallup or Mr. Hall holds less than 25% of the beneficial interest held by the other in the Voting Trust, the other will become the sole trustee of the Voting Trust with the right to vote all the shares held by the Voting Trust.

All related party transactions discussed above and referenced in this proxy statement were on terms comparable to those we could have obtained in arms-length transactions with unaffiliated third parties.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Audit Committee in the manner specified in its charter.

Equity Compensation Plan Information

The following table provides information about our Common Stock that may be issued upon exercise of options, warrants, and rights under all of our equity compensation plans as of December 31, 2014, including the Amended and Restated 1997 Stock Incentive Plan, the Amended and Restated 2007 Stock Incentive Plan, as amended, and the Amended and Restated 1997 Employee Stock Purchase Plan, as amended. Our stockholders have approved all of these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [Excluding Securities Reflected in Column (a)](1)(2) (c)
Equity Compensation Plans Approved by Security Holders	696,750	$3.34	(3)	303,914
Equity Compensation Plans Not Approved by Security Holders	—	—		—

Total	696,750	$3.34		303,914

(1)	The number of shares is subject to adjustments in the event of stock splits and other similar events.

(2)	Includes 48,914 shares of Common Stock issuable under our Amended and Restated 1997 Employee Stock Purchase Plan, as amended, all of which are issuable in connection with the current offering period which ends on June 30, 2015. This also includes an additional 100,000 shares of our Common Stock that have been authorized for issuance under our Amended and Restated 1997 Employee Stock Purchase Plan, as amended, by our Board of Directors, subject to stockholder approval. Please see Proposal Two of this proxy statement for more information.

(3)	The weighted average exercise price of the outstanding options, warrants, and rights reflects 487,000 restricted stock units that were outstanding on December 31, 2014. Excluding these restricted stock units, which have a zero exercise price, the weighted average exercise price is $11.10.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1997 EMPLOYEE STOCK

PURCHASE PLAN, AS AMENDED

The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. Accordingly, in 1997, the Company adopted the Employee Stock Purchase Plan (the “Original ESPP), which permits eligible employees to purchase shares of the Company’s Common Stock at a discounted price. In April 2009, the Board of Directors adopted resolutions to increase the number of shares issuable under the Original ESPP and to restate our Original ESPP in its entirety in order to include all previous amendments that had received necessary board and stock holder approvals (the “A&R ESPP”). In June 2009, our shareholders approved the A&R ESPP. On May 23, 2012, our shareholders approved an amendment to the A&R ESPP to increase the number of shares reserved for issuance under the plan from 937,500 to 1,037,500. On March 4,

2015, the Board of Directors adopted resolutions, subject to stockholder approval, to amend the A&R ESPP to, among other things increase the number of shares reserved for issuance under the plan from 1,037,500 to 1,137,500. The additional shares will be needed for future employee purchases.

As of March 13, 2015, 48,914 shares were available for issuance under the A&R ESPP.

The Board of Directors believes that the approval of the amendment to the A&R ESPP is in the best interests of the Company and its stockholders and recommends a vote “FOR” this proposal and the reservation of 100,000 shares of Common Stock for issuance thereunder.

Summary of the A&R ESPP, as amended

The following summary is qualified in its entirety by reference to the A&R ESPP and Amendments No. 1 and No. 2 to the A&R ESPP, which are attached as Appendix A to this Proxy Statement.

Administration and Eligibility

The A&R ESPP is administered by the Board of Directors or the Compensation Committee, which has the authority to make rules and regulations for the administration of the A&R ESPP to determine any brokerage and other fees to be paid by or subsidized by the Company, and to determine the number of shares in each offering. Each employee of the Company and its eligible subsidiaries, including any officer or director who is also an employee, is eligible to participate in the A&R ESPP, provided he or she

•	is employed by the Company or any eligible subsidiary on the applicable offering commencement date;

•	is customarily employed by the Company or any eligible subsidiary for 20 or more hours per week and for more than five months in a calendar year; and

•	has been employed by the Company or any eligible subsidiary for at least six months prior to enrolling in the A&R ESPP.

•	as of March 13, 2015, approximately 1,900 employees were eligible to participate in the A&R ESPP.

An employee may not participate in the A&R ESPP if, immediately after the grant, the employee would own stock, and/or hold outstanding options to purchase stock, equal to five percent (5%) or more of the total combined voting power or value of all classes of the Company’s stock. Non-employee directors are not eligible to participate in this plan.

Plan Periods

The A&R ESPP is implemented through a series of offerings, each of which is six months or one year in length. Offerings will begin each January 1 and July 1, or the first business day thereafter. Participants in an offering purchase shares at the end of the plan period with funds set aside through payroll withholding.

Deductions

An employee may elect to have up to 10% of his or her compensation (as defined in the A&R ESPP) withheld for purposes of purchasing shares under the A&R ESPP, subject to certain limitations on the maximum number of shares that may be purchased. In no event may an employee’s total payroll deductions during a six-month offering period exceed $10,000.

Purchase of Shares

On the commencement date of each plan period, the Company will grant to each eligible employee who is then a participant in the plan an option to purchase on the last business day of such plan period the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 (in the case of a six-month plan period) or $25,000 (in the case of a one-year plan period) by the closing price on the offering commencement date of such plan period. The price of shares purchased pursuant to the A&R ESPP is 95% of the closing price of the Company’s Common Stock on the last business day of such plan period.

Each employee who continues to be a participant on the last business day of the plan period will be deemed to exercise his or her option at the option price and will be deemed to purchase from the Company the number of full shares of Common Stock that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number of shares determined as set forth above.

Shares may be issued upon exercise of an option from authorized but unissued Common Stock, from treasury shares, or from any other proper source.

Adjustments for Changes Affecting Common Stock

Appropriate adjustments will be made to the number of shares available under the A&R ESPP and applicable purchase limitations in the event of a stock split or stock dividend. In the event of any other change affecting Common Stock, adjustments will be made as deemed equitable by our Board of Directors or the compensation committee.

In the event of a merger, the proposed sale of all or substantially all of the assets of the Company, or the proposed dissolution or liquidation of the Company during a plan period, our Board of Directors or the Compensation Committee will set a new exercise date before the date of such merger, asset sale, consolidation, dissolution, or liquidation, upon which the plan period will end. Each employee’s option will be automatically exercised on the new exercise date unless the employee withdraws from the offering prior to such date.

Insufficient Shares

In the event that the total number of shares of Common Stock specified in elections to be purchased under any offering period plus the number of shares purchased under previous offering periods under the A&R ESPP exceeds the maximum number of shares issuable under the A&R ESPP, the Board of Directors or the Compensation Committee will allot the shares then available on a pro rata basis. Any balance remaining in an employee’s payroll deduction account at the end of a plan period due to an insufficiency of shares will be refunded to the employee without interest.

Withdrawal of Funds

An employee may at any time prior to the close of business on the last business day in a plan period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an offering. Partial withdrawals are not permitted. Any employee who withdraws from participation in an offering shall not be permitted to participate in the A&R ESPP again until the start of the next plan period.

Rights Not Transferable

Rights under the A&R ESPP are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

Application of Funds

All funds received or held by the Company under the A&R ESPP may be combined with other corporate funds and may be used for any corporate purpose.

Amendment or Termination

The Board of Directors may at any time terminate or amend the A&R ESPP, provided that no amendment may be made without prior approval of the stockholders of the Company if such approval is required by Section 423 of the Code, and in no event may any amendment be made which would cause the A&R ESPP to fail to comply with Section 423 of the Code. Upon termination of the A&R ESPP, all amounts in the accounts of participating employees will be promptly refunded.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the A&R ESPP and with respect to the sale of common stock acquired under the A&R ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that the A&R ESPP is exempt from, or complies with, the rules under Section 409A of the code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

A participant will not have income upon enrolling in the A&R ESPP or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the A&R ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	5% of the value of the stock on the day the offering commenced; or

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL THREE

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The ratification of this selection by the Audit Committee is not required under the laws of the State of Delaware, where we are incorporated, but the results of this vote will be considered by the Audit Committee in selecting our independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1984. It is expected that a member of Deloitte & Touche LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

Our Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm by voting “FOR” Proposal THREE.

Principal Accounting Fees and Services

The following table summarizes the fees Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their affiliates, which we collectively refer to as Deloitte & Touche, billed to us for each of the last two fiscal years. The Audit Committee of our Board of Directors believes that the non-audit services described below did not compromise Deloitte & Touche’s independence.

Fee Category	2014	2013
Audit Fees(1)	$1,007,700	$995,000
Tax Fees(2)	280,265	318,000
All Other Fees(3)	2,600	5,200

Total Fees	$1,290,565	$1,318,500

(1)	Audit fees consist of fees for the audit of financial statements, the audit of internal control over financial reporting, the review of the interim financial statements included in quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	The tax fees were for tax compliance services, which relate to preparation of original and amended tax returns, and claims for refunds and tax payment-planning services.

(3)	All Other Fees consist of a fee for an accounting and audit-related subscription, and miscellaneous filing fees.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage an independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee has also delegated to the Chairman of our Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chairman of our Audit Committee pursuant to this delegated authority is reported on at the next meeting of our Audit Committee.

Audit Committee Report

Our Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2014, and discussed them with our management and our registered public accounting firm.

The Audit Committee has also discussed with our registered public accounting firm various communications that our registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380, Communication with Audit, and Rule 2-07 of SEC Regulation S-X. The Audit Committee was satisfied with this discussion.

The standards of the Public Company Accounting Oversight Board require our registered public accounting firm to discuss with our Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

Our Audit Committee has received the written disclosures and the letter from our registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed with our registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

By the Audit Committee of the Board of Directors of PC Connection:

Donald Weatherson, Chairman

Joseph Baute

Barbara Duckett

ADDITIONAL INFORMATION

Matters to be Considered at the Annual Meeting

Our Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, proxy statement, or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call us at the following address or phone number: PC Connection, Inc., Attention: Investor Relations, 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2505). If you wish to receive separate copies of the Notice of Internet Availability of Proxy Materials, the annual report, or the proxy statement, as applicable in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to PC Connection, Inc., Attention: Investor Relations, 730 Milford Road, Merrimack, New Hampshire 03054 (603-683-2505).

Solicitation of Proxies

All costs of solicitations of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, mail, fax, and personal interviews. We will also request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in this regard.

Deadline for Submission of Stockholder Proposals

Proposals of stockholders intended to be presented at the 2016 Annual Meeting of Stockholders must be received by us at our principal office in Merrimack, New Hampshire not later than December 21, 2015, for inclusion in the proxy statement for that meeting.

If a stockholder of our Company who holds less than 40% of the shares of our capital stock issued and outstanding and entitled to vote wishes to present a proposal before the 2016 Annual Meeting but has not complied with the requirements for inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, such stockholder must give timely notice of such proposal to our Secretary at our principal offices. The required notice must be delivered to or mailed and received at our principal executive offices not later than March 19, 2016 nor earlier than February 19, 2016. Notwithstanding the foregoing, if we provide less than 70 days notice or prior public disclosure of the date of the meeting to stockholders, notice by the stockholder or stockholders to be timely must be delivered or mailed to the Secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.

By Order of the Board of Directors,

Patricia Gallup

Chairman of the Board and

Chief Administrative Officer

April 9, 2015

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.

APPENDIX A

AMENDMENT NO. 2 TO

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1997 Employee Stock Purchase Plan (the “Plan”) of PC Connection, Inc. is hereby further amended as follows:

1. The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“One Million One Hundred and Thirty-Seven Thousand Five Hundred (1,137,500) shares of Common Stock in the aggregate have been reserved for this purpose.”

2. Section 5 of the Plan is hereby deleted in its entirety and a new Section 5 is inserted in lieu thereof which reads as follows:

“5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he receives during the Plan Period. In no event may an employee’s total payroll deductions exceed $10,000 (during a six-month Plan Period) or $20,000 (in the case of a one-year Plan Period). The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds (a) $12,500 (during a six-month Plan Period) or (b) $25,000 (in the case of a one-year Plan Period) of the fair market value of such Common Stock (determined as of the last business day of the Plan Period) for each such Plan Period in which the Option is outstanding at any time.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 4, 2015.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

The last sentence of the first paragraph is hereby deleted in its entirety and the following is inserted in lieu thereof:

“One million Thirty-Seven Thousand Five Hundred (1,037,500) shares of Common Stock in the aggregate have been reserved for this purpose.”

Adopted by the Board of Directors on January 31, 2012.

Amendment approved by shareholders on May 23, 2012

Amended and Restated 1997 Employee Stock Purchase Plan

The purpose of this Plan is to provide eligible employees of PC Connection, Inc., a Delaware corporation (the “Company”), and certain of its U.S. subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), commencing on January 1, 1999. Nine Hundred Thirty-Seven Thousand Five Hundred (937,500) shares of Common Stock in the aggregate have been reserved for this purpose.

1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by the Compensation Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, to determine any brokerage and other fees to be paid or subsidized by the Company, and to determine the number of shares in each Offering; its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings. The Company will make one or more offerings (each, an “Offering”) to employees to purchase shares of Common Stock under this Plan. Offerings will begin each January 1 and July 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month or one-year period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office, or in any other manner determined to be appropriate by the Board or the Committee (“Appropriate Authorization”), at least ten (10) days prior to the applicable Offering Commencement Date. The Appropriate Authorization will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee notifies the Company of a new Appropriate Authorization or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances, travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he receives during the Plan Period. In no event may an employee’s total payroll deductions during a calendar year exceed $20,000. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined as of the last business day of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6. Deduction Changes. An employee may increase, decrease or discontinue his or her payroll deduction once during any Plan Period, by effecting a new Appropriate Authorization. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. Any employee who withdraws from participation in an Offering shall not be permitted to participate in the Plan again until the start of the next Plan Period.

9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 (in the case of a six-month Plan Period) or $25,000 (in the case of a one-year Plan Period) by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 95% of the closing price of the Common Stock on the Exercise Date. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares reserved for issuance under this Plan, the number of shares issuable in any Offering, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16. Merger. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger or consolidation of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation and the holders of the capital stock of the Company immediately prior to such merger continue to hold at least 50% by voting power of the capital stock of the Company) or the proposed dissolution or liquidation of the Company during a Plan Period, the Board or the Committee shall set a new Exercise Date (the “New Exercise Date”) for such Plan Period, and such Plan Period shall end on the New Exercise Date. The New Exercise Date shall be before the date of such asset sale, merger, consolidation, dissolution or liquidation. The Board or the Committee shall send written notice to each employee participating in the Offering for such Plan Period, at least ten business days prior to the New Exercise Date, that the Exercise Date for such Offering has been changed to the New Exercise Date and that the employee’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the employee has withdrawn from such Offering as provided in Section 8 hereof.

17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period due to an insufficiency of shares will be refunded to the employee without interest.

19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. Governing Law. The Plan shall be governed by New Hampshire law except to the extent that such law is preempted by federal law.

22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24. Effective Date and Approval of Shareholders. The Plan shall take effect on January 1, 1999, but is subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Approved by the Board of Directors on April 30, 2009.

Approved by shareholders on June 17, 2009.

APPENDIX B

PC CONNECTION, INC.

SECOND AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. Except as otherwise permitted by the applicable Nasdaq rules, the Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be an “independent director” as defined by NASDAQ Rule 5605(a)(2), meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the Company’s independent registered public accounting firm (the “independent auditor”), in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditor

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining, and when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest, and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports and other communications required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•

alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and Company management; and

•

all other matters required to be communicated by the independent auditor to the Audit Committee under the standards of the PCAOB, including Auditing Standard No. 16, Communications with Audit Committees (“AS 16”).

Audited Financial Statements

6.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters required to be discussed by AS 16.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

10.	Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies, and others.

11.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

12.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls, and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

13.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.	Oversight of Related Person Transactions. The Audit Committee shall review the Company’s policies and procedures for reviewing and approving or ratifying “related person transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including the Company’s Related Person Transaction Policy, and recommend any changes to the Board.

15.	Review of Related Person Transactions. In accordance with the Company’s Related Person Transaction Policy and NASDAQ Rules, the Audit Committee shall conduct appropriate review and oversight of all related person transactions for potential conflict of interest situations on an ongoing basis.

16.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

17.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting.

The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest, or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting, and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee, or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

ANNUAL MEETING OF STOCKHOLDERS OF

PC CONNECTION, INC.

May 20, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement, proxy card, and 2014 Annual Report to Stockholders for the year ended December 31, 2014 are available at http://ir.pcconnection.com/annuals.cfm

Please sign, date, and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20630300000000001000 9	052015

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS NO.2 AND NO.3.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. To elect six directors to serve until the 2016 Annual Meeting of Stockholders;

2. To approve an amendment to the Company’s Amended and Restated 1997 Employee Stock Purchase Plan, as amended, to, among other things, increase the number of shares of common stock that may be issued thereunder from 1,037,500 to 1,137,500 shares, representing an increase of 100,000 shares;

					☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Patricia Gallup O David Hall O Joseph Baute O David Beffa-Negrini O Barbara Duckett O Donald Weatherson		3. To ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015; and	☐	☐	☐
4. To transact such other business as may properly come before the meeting or any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS NO.2 AND NO.3.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■		■

0	¢

PC CONNECTION, INC.

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoints Patricia Gallup and David Hall, each of them, with full power of substitution, as proxies (the “Proxies”) to represent and vote as designated hereon all shares of stock of PC Connection, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 20, 2015 at the Crowne Plaza Hotel, 2 Somerset Parkway, Nashua, New Hampshire, at 10:00 a.m., Eastern time, or any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

PLEASE FILL IN, SIGN, DATE, AND MAIL THIS PROXY

IN THE ENCLOSED RETURN ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

¢ L.L	14475	¢